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                                                                     EXHIBIT 5.1

                                                   [MAYER BROWN ROWE & MAW LOGO]

July 22, 2005                                       Mayer, Brown, Rowe & Maw LLP
                                                           71 South Wacker Drive
                                                    Chicago, Illinois 60606-4637

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Volkswagen Dealer Finance, LLC
3800 Hamlin Road
Auburn Hills, MI  48326-2829

         Re:      Volkswagen Dealer Finance, LLC
                  Registration Statement on
                  Form S-3  (Registration No. 333-125416)

Ladies and Gentlemen:

         We have acted as special counsel for Volkswagen Dealer Finance, LLC, a Delaware limited liability company (the "Company"), in connection with the above-captioned Registration Statement (such registration statement, together with the exhibits and any amendments thereto, the "Registration Statement"), filed by the Company with the Securities and Exchange Commission on July 22, 2005 in connection with the registration by the Company of Asset Backed Notes (the "Notes"). As described in the Registration Statement, the Notes will be issued from time to time in series, with each series being issued by Volkswagen Credit Auto Master Owner Trust, a Delaware statutory trust (the "Trust"); pursuant to an amended and restated trust agreement (the "Trust Agreement") between the Company and The Bank of New York, as owner trustee. For each series, the Notes will be issued pursuant to an amended and restated indenture (the "Indenture") and an indenture supplement (an "Indenture Supplement") between the Trust and an indenture trustee.

         In that connection, we are familiar with the proceedings required to be taken in connection with the proposed authorization, issuance and sale of any series of Notes and have examined copies of such documents, corporate records and other instruments as we have deemed necessary or appropriate for the purposes of this opinion, including the Registration Statement and, in each case as filed or incorporated by reference as an exhibit to the Registration Statement,


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Mayer, Brown, Rowe & Maw LLP

         July 22, 2005
         Page 2


         the form of Indenture (including the form of Notes included as exhibits thereto), the form of Indenture Supplement, the form of Trust Agreement (including the form of Certificate of Trust to be filed with the Delaware Secretary of State), the form of amended and restated Trust Sale and Servicing Agreement, the form of Receivables Purchase Agreement, the form of amended and restated Administration Agreement and the form of Underwriting Agreement between the Company and the various underwriters named therein (collectively, the "Operative Documents"). Terms used herein without definition have the meanings given to such terms in the Registration Statement.


                  We are also familiar with the certificates of formation of the Company and have examined all statutes, limited liability company records and other instruments that we have deemed necessary to examine for the purposes of this opinion.

                  Based on the foregoing and assuming that the Operative Documents with respect to each series are executed and delivered in substantially the form we have examined and that the transactions contemplated to occur under the Operative Documents in fact occur in accordance with the terms thereof, we are of the opinion that, with respect to the Notes of any series, when: (a) the Registration Statement becomes effective pursuant to the provisions of the Securities Act of 1933, as amended, (b) the amount, price, interest rate and other principal terms of such Notes have been fixed by or pursuant to authorization of the Board of Managers of the Company, (c) the Operative Documents relating to such series have each been duly completed, executed and delivered by the parties thereto substantially in the form filed as an exhibit to the Registration Statement reflecting the terms established as described above, (d) the Certificate of Trust for the Trust has been duly executed by the Owner Trustee and timely filed with the Secretary of State of Delaware, (e) the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, (f) such Notes have been duly executed and issued by the related Trust and authenticated by the Owner Trustee or the Indenture Trustee, as applicable, and sold by the Company, and (g) payment of the agreed consideration for such Notes shall have been received by the Trust, all in accordance with the terms and conditions of the related Operative Documents and in the manner described in the Registration Statement, such Notes will have been duly authorized by all necessary action of the Trust and will be legally issued and binding obligations of the Trust and entitled to the benefits afforded by the Indenture, except as may be limited by bankruptcy, insolvency, reorganization, arrangement, moratorium or other laws relating to or affecting creditors' rights generally (including, without limitation, fraudulent conveyance laws), and by general principles of equity, regardless of whether such matters are considered in a proceeding in equity or at law.

                  Our opinions expressed herein are limited to the federal laws of the United States, the laws of the State of New York and the statutory trust laws of the State of Delaware.

                  We know that we are referred to under the heading "LEGAL MATTERS" in the form of prospectus included in the Registration Statement, and we hereby consent to the use of our name therein and to the use of this opinion for filing with the Registration Statement as
         Exhibit 5.1 thereto.

                                              Very truly yours,
                                              /s/ Mayer, Brown, Rowe & Maw LLP
                                              --------------------------------

                                              MAYER, BROWN, ROWE & MAW LLP